Exhibit 99.2

Simtek Announces Changes

In Board of Directors

Changes to Enhance Focus on High-Density NVRAM Product

And Independent Governance Practices

COLORADO SPRINGS, CO., February 20, 2008 – Simtek Corporation (NASDAQ: SMTK), the inventor, pioneer, and world’s leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced that it has made changes to its Board of Directors to enable higher focus on its newly formed subsidiary, AgigA Tech, Inc., and to separate the roles of Chairman of the Board and Chief Executive Officer of the Company.

As previously announced, Ron Sartore resigned effective February 13, 2008 as a Director of Simtek to spearhead AgigA Tech and will serve as its president and on its board of directors.  He will not be immediately replaced on the Simtek board.  Sartore will be joined on the AgigA Tech board of directors by Harold A. Blomquist, Simtek’s CEO, as executive chairman, and Brian Alleman, Simtek’s CFO as Secretary/Treasurer.

The Simtek Board of Directors has chosen to separate the positions of Chairman of the Board of Simtek and Chief Executive Officer of the Company.  Effective February 13, 2008, Harold Blomquist will be replaced as Chairman of the Board. Mr. Robert Pearson, who has served as a Director of the Company since June 2002, will become non-executive Chairman of the Board.  Mr. Pearson is Senior Vice President of Renn Group, Inc., an investment advisory firm.  Harold Blomquist will remain as Chief Executive Officer and Director.

”These changes will accomplish two important things,” said Pearson.  “First, we will enhance our focus on the successful launch of AgigA Tech and on the day-to day-running of our business and second, we will bring the structure of our Board of Directors in line with best governance practices where the roles of the independent directors and management are more clearly separated.”

“Simtek has been developing and strengthening its board consistently over the last several years,” stated Blomquist.  “As we added new experienced and independent directors, John Hillyard and Philip Black, this is a natural step in the continuous improvement of all aspects of Simtek and will help the Company as it strives for improved shareholder value.”

“I look forward to the help of Mr. Pearson and the other independent directors as we launch AgigA Tech and as we pursue the opportunities related to the continued growth of Simtek,” Blomquist concluded.

About Simtek Corporation

Simtek Corporation designs and markets "NV + fast SRAM" nonvolatile semiconductor memory products for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Investor Relations Contact

MKR Group, Inc.

Todd Kehrli

323-468-2300

smtk@mkr-group.com

Simtek Corporate Contacts

Simtek Corporation

Brian Alleman, CFO

investorrelations@simtek.com